EX-23.1

             CONSENT OF HOFFMAN, MORRISON & FITZGERALD, P.C.


                                                               EXHIBIT 23.1
TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
  INFe.COM, INC.
   Vienna, Virginia

We consent to the use of our report dated June 9, 2000, with respect to the financial statements of ClubComputer.com, Inc. as of December 31, 1999 and December 31, 1998 included in the Current Report (Form 8-K/A) of INFe.com, Inc.

/s/ Hoffman, Morrison & Fitzgerald, P.C.
McLean, Virginia
June 26, 2000